Exhibit 99.1

ENSERVCO Reports Fourth Quarter and Full Year Financial Results

Selected Highlights:

  Record Q4 adjusted EBITDA of $5.3 million, up 80% over prior year, drives EPS growth of 133% to $0.07 from $0.03

  Full year revenue and adjusted EBITDA at record levels despite several unexpected events that impacted revenue and profitability

  All three well enhancement business lines deliver double digit revenue growth

  Fleet expansion strengthens recurring, year-round maintenance capabilities to further reduce dependence on drilling activity

  Working capital increases 67% and stockholders’ equity increases of 40%

  Company positioned to weather oil price downturn and pursue M&A opportunities

DENVER, CO – March 18, 2015 – ENSERVCO Corporation (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its fourth quarter and full year ended December 31, 2014.

“We are very pleased to announce record revenue and adjusted EBITDA for the full year – highlighted by a strong fourth quarter in which we achieved record revenue, an 80% increase in adjusted EBITDA and a 133% increase in earnings per share,” said Rick Kasch, Chairman and CEO. “These results are especially gratifying given the unusual confluence of certain issues we faced during the year, including (i) temporary safety stand-downs by two large customers (neither deemed a result of our actions); (ii) the effects of severe propane price fluctuations (which among other impacts influenced customers to utilize alternative fuel sources); and (iii) unfavorable weather patterns in the fourth quarter.

“During 2014 we successfully executed an aggressive capital expenditure program that contributed to record revenue in all three of our well enhancement business lines – hot oiling, acidizing and frac water heating,” Kasch added. “This capacity increase – essentially doubling our fleet size year over year – was our response to growing demand from existing and new customers throughout our traditional service territories as well as in new geographical expansion areas. We are particularly focused on growing our hot oiling and acidizing services, which represent less seasonal, recurring revenue streams that give us a more balanced revenue mix while reducing the risks associated with oil and gas price fluctuations. We also continue to build on our leadership position in frac water heating by increasing our capacity 81% year over year and capturing new business with our flexible bi-fuel system, which allows our frac water heating units to switch between using propane or natural gas. Although our introduction of bi-fuel heating units contributed to lower propane revenue in the short term, our early mover status in providing E&P customers with this cost-saving service resulted in increased market share and improved customer loyalty that will serve us well in the long term.

“Looking forward, as projected, we will have 100% of the new equipment from our 2014 capex program available for service by March 31, 2015, resulting in 81 frac water heating units (up from 42 last season); 59 hot oil units (up from 27); and 7 acidizing units (up from 3). This increase in capacity also includes our acquisition in Tioga, ND, which has met our expectations and enabled us to expand our operations in the Bakken, capture additional market share with major producers and grow our recurring maintenance work. In addition to successfully expanding our fleet, we entered 2015 with a track record of solid cash flows; a strong, underleveraged balance sheet; and significant capacity under our bank line. I believe we are in an excellent position to weather the current oil price decline and to aggressively pursue M&A opportunities that we anticipate will be accretive to earnings and enable us to diversify our service offerings, balance revenue streams between recurring maintenance and drilling-related work, further reduce the seasonality aspect of our business, and achieve high gross margins.”

Fourth Quarter Results

Revenue in the fourth quarter increased to a record $18.3 million, up 21% over $15.2 million in the same quarter last year. This $3.1 million increase is net of a $4.2 million decline in revenue year over year due to unseasonably warm temperatures until mid-November and lower propane revenues. Core well enhancement services – hot oiling, acidizing and frac water heating – increased 27% to a record $16.1 million from $12.6 million a year ago, more than offsetting a 17% decline in fluid management services – to $2.0 million from $2.4 million. Hot oiling revenue growth was particularly strong (up 52% to $4.0 million from $2.7 million). Frac water heating revenue increased 20% to $11.3 million from $9.4 million. This across the board growth in well enhancement services reflected our fleet expansion, increased equipment utilization, and geographic expansion.

Gross profit margin in the fourth quarter increased to 34% from 26% in the same quarter a year ago. This increase reflected higher overall revenue and increased utilization of equipment in the fourth quarter of 2014 in addition to the mathematical impact of lower propane costs and related revenues.

Total operating expenses in the fourth quarter increased 59% to $2.5 million from $1.6 million. This increase reflected an additional $700,000 in depreciation and amortization expense due to the larger fleet size, and a nearly $300,000 increase in legal costs associated primarily with the Company’s efforts to invalidate certain patent claims. General and administrative expense in the fourth quarter declined slightly to $1.0 million from $1.1 million as the Company continued to carefully manage its cost structure.

Operating income in the fourth quarter increased 55% to $3.7 million from $2.4 million year over year. Net income increased 129% to $2.5 million, or $0.07 per diluted share, from $1.1 million, or $0.03 per diluted share, in the same quarter last year.

Adjusted EBITDA grew by 80% year over year to $5.3 million from $2.9 million. It is estimated that the effects on revenue of the warm weather and the lower propane revenues resulted in lower EBITDA for the quarter of approximately $1.6 million.

Full-Year Results

Revenue in 2014 increased 22% to a record $56.6 million from $46.5 million in 2013. This increase reflected growing fleet capacity and utilization in combination with geographic expansion and new customer wins, more than offsetting a $3.0 million decline in year-over-year revenue resulting from the aforementioned challenging events.

Gross profit margin declined to 27% from 31% a year ago due to higher expansion-related costs in the third quarter as well as higher propane prices in the first quarter, unexpected frac water-heating downtime in the second quarter, and unseasonably warm weather in the fourth quarter.

Total operating expenses in 2014 increased 32% to $8.4 million from $6.4 million a year ago. Of the $2.0 million increase, $1.3 million was due to higher depreciation and amortization expense ($3.4 million vs. $2.1 million year over year) related to fleet growth and $370,000 was due to patent-related expense ($560,000 vs. $190,000 year over year). While general and administrative expense increased 8% to $4.4 million from $4.1 million due to higher personnel costs, professional fees, stock-based compensation expense, and listing of the Company’s common stock on the New York Stock Exchange, it improved to 8% of revenue from 9% of revenues a year ago.

Operating income in 2014 declined to $6.9 million from $8.2 million due to a combination of lower gross margins and higher operating expenses. Net income was $4.0 million, or $0.10 per diluted share, versus $4.3 million, or $0.12 per diluted share, a year ago.

Adjusted EBITDA for the full year was a record $11.5 million, up from $11.0 million a year ago. It is estimated that the impact of the lower revenue resulting from all of the issues described in the first paragraph was to lower EBITDA by approximately $2.9 million.

ENSERVCO generated $6.2 million in net cash from operations in 2014, up 17% from $5.3 million in 2013. The Company closed the year with working capital of $13.7 million, up 67% from $8.2 million a year ago.

Conference Call Information

Management will hold a conference call today to discuss these results. The call will begin at 1:00 p.m. Eastern (11 a.m. Mountain) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers). No passcode is necessary. A telephonic replay will be available through March 25, 2015, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #13604000. To listen to the webcast, participants should go to the ENSERVCO website at www.enservco.com and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days. The webcast also is available at the following link:

http://www.investorcalendar.com/IC/CEPage.asp?ID=173722

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO has emerged as one of the energy service industry's leading providers of hot oiling, acidizing, frac water heating and fluid management services in seven major domestic oil and gas fields, serving customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing ENSERVCO’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in our fiscal year 2013 Form 10-K filed on March 20, 2014, subsequently filed documents, and those to be disclosed in our fiscal year 2014 Form 10-K, which we expect to file on or about March 19, 2015. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com

ENSERVCO CORPORATION
Consolidated Statement Of Operations And Comprehensive Income (Loss)
(Unaudited)

	For the Quarter Ended		For the Year Ended
	December 31,		Deceember 31,
	2014	2013	2014	2013

Revenues	$18,278,289	$15,154,458	$56,563,944	$46,472,677

Cost of Revenues	12,049,312	11,175,528	41,257,600	31,869,312

Gross Profit	6,228,977	3,978,930	15,306,344	14,603,365

Operating Expenses
General and administrative expenses	1,003,489	1,083,468	4,393,129	4,076,088
Patent litigation and defense costs	382,679	89,079	562,486	189,645
Depreciation and amortization	1,113,478	394,896	3,402,330	2,088,767
Total Operating Expenses	2,499,646	1,567,443	8,357,945	6,354,500

Income from Operations	3,729,331	2,411,487	6,948,399	8,248,865

Other Income (Expense)
Interest expense	(70,670)	(259,861)	(791,159)	(1,073,875)
Gain (Loss) on disposals of equipment	170,159	(144,105)	179,903	169,194
Other income	5,252	7,045	40,470	36,383
Total Other (Expense) Income	104,741	(396,921)	(570,786)	(868,298)

Income Before Tax Expense	3,834,072	2,014,566	6,377,613	7,380,567
Income Tax Expense	(1,315,241)	(916,289)	(2,371,872)	(3,079,330)
Net Income	$2,518,831	$1,098,277	$4,005,741	$4,301,237

Other Comprehensive Income (Loss)
Unrealized gain (loss) on interest rate swaps, net of tax	—	5,423	(7,025)	8,875
Settlements - interest rate swap	—	6,441	19,368	27,331
Reclassification into earnings - interest rate swap	2,955	(6,441)	(16,413)	(27,331)
Total Other Comprehensive Income (Loss)	2,955	5,423	(4,070)	8,875

Comprehensive Income	$2,521,786	$1,103,700	$4,001,671	$4,310,112

Earnings per Common Share - Basic	$0.07	$0.03	$0.11	$0.13

Earnings per Common Share – Diluted	$0.07	$0.03	$0.10	$0.12

Basic weighted average number of common shares outstanding	37,036,306	33,614,572	36,529,906	32,454,965
Add: Dilutive shares assuming exercise of options and warrants	1,666,632	3,744,463	2,469,099	4,658,052
Diluted weighted average number of common shares outstanding	38,702,938	37,359,035	38,999,005	37,113,017

ENSERVCO CORPORATION
Calculation of Adjusted EBITDA *

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Adjusted EBITDA*
Net Income	$2,518,831	$1,098,277	$4,005,741	$4,301,237
Add Back (Deduct)
Interest Expense	70,670	259,861	791,159	1,073,875
Income Tax Expense	1,315,241	916,289	2,371,872	3,079,330
Depreciation and amortization	1,113,478	394,896	3,402,330	2,088,767
EBITDA*	5,018,220	2,669,323	10,571,102	10,543,209
Add Back (Deduct)
Stock-based compensation	42,385	26,357	562,903	472,356
Patent litigation and defense costs	382,679	89,079	562,486	189,645
(Gain) Loss on sale and disposal of equipment	(170,159)	144,105	(179,903)	(169,194)
Interest and other income	(5,252)	(7,045)	(40,470)	(36,383)
Adjusted EBITDA*	$5,267,873	$2,921,819	$11,476,118	$10,999,633

ENSERVCO CORPORATION
Consolidated Balance Sheets

	December 31,	December 31,
ASSETS	2014	2013
	(Unaudited)
Current Assets
Cash and cash equivalents	$954,058	$1,868,190
Accounts receivable, net	14,679,858	11,685,866
Prepaid expenses and other current assets	1,540,667	923,758
Inventories	390,081	315,004
Income tax receivable	1,776,035	—
Deferred tax asset	135,055	336,561
Total current assets	19,475,754	15,129,379

Property and Equipment, net	37,789,004	17,425,828
Goodwill	301,087	301,087
Long-Term Portion of Interest Rate Swap	—	18,616
Other Assets	716,836	547,338

TOTAL ASSETS	$58,282,681	$33,422,248

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$5,462,268	$3,102,912
Income tax payable	—	1,278,599
Current portion of long-term debt	340,520	2,562,141
Current portion of interest rate swap	9,895	11,966
Total current liabilities	5,812,683	6,955,618

Long-Term Liabilities
Senior revolving credit facility	28,634,037	—
Long-term debt, less current portion	801,968	11,200,048
Deferred income taxes, net	4,992,681	2,421,466
Total long-term liabilities	34,428,686	13,621,514
Total Liabilities	40,241,369	20,577,132

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock. $.005 par value, 100,000,000 shares authorized, 37,159,815 and 34,926,136 shares issued, respectively; 103,600 shares of treasury stock; and 37,056,215 and 34,822,536 shares outstanding, respectively	185,282	174,113
Additional paid-in capital	12,751,389	11,568,033
Accumulated earnings	5,104,641	1,098,900
Accumulated other comprehensive income	—	4,070
Total stockholders' equity	18,041,312	12,845,116

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$58,282,681	$33,422,248

	—	—

ENSERVCO CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaidited)

	For the Three Months ended		For the 12 months ended
	December 31,		December 31,
	2014	2013	2014	2013

OPERATING ACTIVITIES
Net income	$2,518,831	$1,098,277	$4,005,741	$4,301,237
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation and amortization	1,113,478	394,896	3,402,330	2,088,767
Gain on sale and disposal of equipment	(170,159)	144,105	(179,903)	(169,194)
Deferred income taxes	2,720,937	37,928	2,785,196	1,781,057
Stock-based compensation	42,385	26,357	562,903	472,356
Amortization of debt issuance costs	27,980	76,944	253,803	309,236
Bad debt expense	4,785	79,412	96,592	249,809
Changes in operating assets and liabilities
Accounts receivable	(10,979,863)	(9,094,517)	(3,090,584)	(4,144,333)
Inventories	(13,463)	(16,939)	(75,077)	(41,901)
Prepaid expense and other current assets	(179,414)	220,443	(417,084)	(121,738)
Other non-current assets	(27,542)	5,318	(423,301)	(175,262)
Accounts payable and accrued liabilities	1,629,435	1,031,395	2,359,356	(503,733)
Income taxes receivable	(1,497,767)	—	(1,776,035)	—
Income taxes payable	—	861,279	(1,278,599)	1,278,599
Net cash (used in) provided from operating activities	(4,810,377)	(5,135,102)	6,225,338	5,324,900

INVESTING ACTIVITIES
Purchases of property and equipment	(11,195,598)	(2,130,068)	(23,955,603)	(5,837,126)
Proceeds from sale and disposal of equipment	320,000	46,277	370,000	2,053,568
Net cash (used in) provided by investing activities	(10,875,598)	(2,083,791)	(23,585,603)	(3,783,558)

FINANCING ACTIVITIES
Net line of credit borrowings	14,871,036	—	28,634,037	(2,151,052)
Proceeds from issuance of long-term debt	—	3,720,000	—	3,720,000
Proceeds from excerise of warrants	77,494	1,246,300	265,298	1,246,300
Proceeds from excerise of options	—	—	127,987	—
Excess tax benefits from exercise of options and warrants	16,956	—	238,337
Repayment of long-term debt	(138,025)	(1,235,750)	(12,619,701)	(2,971,605)
Deferred financing costs	(35,863)	(50,422)	(199,825)	(50,422)
Payments upon interest rate swap settlements	—	—	—	—
Net cash provided by (used in) financing activities	14,791,598	3,680,128	16,446,133	(206,779)

Net (Decrease) Increase in Cash and Cash Equivalents	(894,377)	(3,538,765)	(914,132)	1,334,563

Cash and Cash Equivalents, Beginning of Period	1,848,435	5,406,955	1,868,190	533,627

Cash and Cash Equivalents, End of Period	$954,058	$1,868,190	$954,058	$1,868,190

Supplemental cash flow information consists of the following:
Cash paid for interest	$40,519	$180,371	$519,050	$764,667
Cash paid for taxes	$83,093	$—	$2,412,681	$19,672

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Equipment purchased through installment loans	$—	$50,037	$—	$206,523
Cashless exercise of stock options and warrants	$—	$719	$7,532	$3,656